Exhibit 3.1

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED BY-LAWS

OF

FAMOUS DAVE’S OF AMERICA, INC.

The following amendments are made to the Second Amended and Restated By-laws (the “By-laws”) of Famous Dave’s of America, Inc. (the “Corporation”), pursuant to resolutions adopted by the Corporation’s Board of Directors at a meeting held December 17, 2013:

1. Section 3.13(b) of the Second Amended and Restated Bylaws of Famous Dave’s of America, Inc. (the “Corporation”) is hereby amended in its entirety to read as follows.

“3.13 Business Proposed by Shareholders.

(b) To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than one hundred (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than sixty (60) calendar days after the anniversary of the preceding year’s annual meeting, timely notice by a shareholder may be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a meeting of shareholders will be held. In addition, a proposal submitted by a shareholder for inclusion in the Corporation’s proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section 3.13(b).

To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.”

2. Section 4.3(b) of the Second Amended and Restated Bylaws of Famous Dave’s of America, Inc. (the “Corporation”) is hereby amended in its entirety to read as follows.

“4.3 Qualifications and Nominations.

(b) To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than one hundred (120) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, timely notice by a shareholder may be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a meeting of shareholders will be held. To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.”

3. Except as otherwise expressly modified by this Amendment, all terms, provisions, covenants and agreements contained in the By-laws shall remain unmodified and in full force and effect.

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